Exhibit 3(b)
AMENDED AND RESTATED BYLAWS
OF
G&K SERVICES, INC.
(AMENDED AS OF AUGUST 25, 2011)
The Bylaws of G&K Services, Inc., a Minnesota corporation (the “Company”), are hereby amended and restated in their entirety and replaced with the provisions set forth below:
OFFICES
1. The principal office of the Company shall be in the City of Minnetonka, County of Hennepin, State of Minnesota. The Company may also have offices at such other places as the Board of Directors (the “Board”) may from time to time appoint or the business of the Company may require.
SHAREHOLDERS’ MEETINGS
2. All meetings of the Company’s shareholders shall be held at the office of the Company in the City of Minnetonka, or at such other place as the Board may designate.
3. Annual meetings of the shareholders shall be held at such time and place as may be specified by the Board, at which they shall elect a Board and transact such other business as may properly be brought before the meeting.
4. The Board may determine that shareholders not physically present in person or by proxy at a shareholders’ meeting may, by means of remote communication, participate in a shareholders’ meeting held at a designated place. The Board also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.
5. The holders of a majority of the voting power of the shares of the Company issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. Any meeting of the shareholders may be adjourned from time to time to another date, time and/or place. No notice of such adjourned meeting need be given if the adjourned meeting is to be held not more than one hundred twenty (120) days after the date fixed for the original meeting and the date, time and place at which the meeting will be reconvened are announced at the time of the adjournment. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

6. Special meetings of the shareholders for any purpose or purposes may be called by the Chief Executive Officer, by the Chief Financial Officer, by two or more directors, or by one or more shareholders collectively owning ten percent (10%) or more of the voting power of all issued and outstanding shares of the Company entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by shareholders collectively owning twenty-five percent (25%) or more of the voting power of all issued and outstanding shares of the Company entitled to vote) by delivering to the Chief Executive Officer or Chief Financial Officer a written demand for a special meeting containing the purpose or purposes of the meeting.
7. Written notice of each meeting of the shareholders, stating the date, time, place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten (10) days and not more than sixty (60) days before such meeting to each shareholder entitled to vote thereat, except as specified in Section 5 or otherwise permitted by law. Notice shall be mailed, with postage prepaid, to each shareholder entitled to vote at such address as appears for that shareholder on the books of the Company, except that notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of meeting.
8. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally, by authenticated electronic communication or by attendance. Attendance by a shareholder at a meeting, including attendance by means of remote communications, is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.
9. At any annual meeting of shareholders of the Company, the proposal of business (other than the nomination and election of directors, which shall be subject to Section 14) to be considered by the shareholders may be made (i) pursuant to the Company’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board, or (iii) by any shareholder of record of the Company entitled to vote on the business at the meeting who complies with the notice procedures hereinafter set forth in this Section 9.
(a) For such business to be properly brought before any annual meeting by a shareholder, a shareholder’s notice of any such business to be conducted at such meeting must be received by the Secretary of the Company at the principal executive office of the Company, not less than one hundred twenty (120) days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or sixty (60) days after such anniversary date, notice by a shareholder shall be timely only if so received not less than one hundred twenty (120) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above.

(b) A shareholder’s notice to the Company for an annual meeting of shareholders shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf the proposal is made, (iii) the information required by clause (b)(y)(ii) of Section 14 with respect to such shareholder and any such beneficial owner, (iv) any material interest in such business of the shareholder or any such beneficial owner, and (v) a representation and other appropriate evidence that the shareholder is a holder of record of shares of stock entitled to vote on such business at the meeting, will continue to be a holder of record of shares of stock entitled to vote on such business through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal.
(c) Notwithstanding anything in these Bylaws to the contrary, no business (other than the nomination and election of directors, which shall be subject to Section 14) shall be conducted at any annual meeting, except in accordance with the procedures set forth in this Section 9. The presiding officer of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the procedures described in this Section 9 and, if the presiding officer should so determine, the presiding officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 9 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.
(d) For purposes of this Section 9 and Section 14, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when delivered as the notice of the meeting (or any supplement) pursuant to Section 7.
(e) With respect to this Section 9, a shareholder shall also comply with all applicable requirements of Minnesota law and the Exchange Act and the respective rules and regulations thereunder with respect to the matters set forth in this Section 9 and in Section 14.
(f) Notwithstanding anything to the contrary in this Section 9, this Section 9 does not apply to any shareholder proposal made pursuant to Rule 14a-8 under the Exchange Act to be included or described in the Company’s proxy statement or on the proxy card of the Board for any annual meeting of shareholders. The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

DIRECTORS
10. The management of the business and the affairs of the Company shall be vested in a Board, whose members need not be shareholders. The number of directors shall be no less than three (3) nor more than twelve (12) and shall be established by resolution of the Board. The number of directors constituting the Board may be increased or decreased from time to time by a resolution adopted by the holders of at least eighty percent (80%) of the voting power of the Company’s outstanding capital stock entitled to vote.
11. The Board shall be classified, with respect to the time for which they severally hold office, into three (3) classes: Class I, Class II and Class III, which shall be as nearly as equal in number as possible; provided however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. The directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed, and the directors of each class shall be elected for a term of three (3) years to serve until the election and qualification of their successors, or until such directors’ earlier resignation, death, or removal from office.
12. The shareholders may remove a director, at any time, with or without cause, but only if such removal is approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote on such removal. The Board, by the affirmative vote of a majority of the directors then holding office, may remove a director, at any time, pursuant to the terms and provisions of Minnesota Statutes, Section 302A.223, subdivision 2 (or similar provision of future law).
13. Newly created directorships resulting from any increase in the number of authorized directors or eliminated directorships resulting from any decrease in the number of authorized directors shall be apportioned by the Board among the Class I, Class II and Class III directors to keep the number of directors in each such class as nearly equal as reasonably possible; provided, however, that no decrease in the number of authorized directors shall shorten the term or effect the removal of any incumbent director except in compliance with the Company’s Articles of Incorporation (“Articles”). Vacancies on the Board created by any increase in the number of authorized directors may be filled by the affirmative vote of a majority of the directors then holding office. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. Any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal in compliance with the Articles, or other cause (other than a vacancy due to an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the directors then holding office, though less than a quorum. A director so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which the term of office of such director’s predecessor expires and until such director’s successor shall have been duly elected and qualified.

14. No person (other than a person nominated by or at the direction of the Board) shall be eligible for election as a director at any annual or special meeting of shareholders unless timely notice is given in writing of such nomination by a shareholder of record of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Section 14.
(a) To be timely, a shareholder’s notice of nominations to be made (i) at an annual meeting of shareholders must be received by the Secretary of the Company at the principal executive office of the Company, not less than one hundred twenty (120) days before the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is more than thirty (30) days before or sixty (60) days after such anniversary date, notice by a shareholder shall be timely only if so received not less than one hundred twenty (120) days before such annual meeting or, if later, within ten (10) days after the first public announcement of the date of such annual meeting, and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, within ten (10) days after the first public announcement of the date of such special meeting. Except to the extent otherwise required by law, the adjournment of a meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above. Nothing in this Section 14 shall reduce or otherwise affect the notice period required under Rule 14a-11 under the Exchange Act, if such Rule 14a-11 becomes effective, in order for a shareholder to have the right, under Rule 14a-11, to have included or described in the Company’s proxy statement or on the proxy card of the Board for any meeting of shareholders any nomination by any shareholder or shareholders of a director or directors.
(b) A shareholder’s notice to the Company of nominations for a meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election as a director: (i) such person’s name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (iii) such person’s signed written consent to being a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company’s books, of such shareholder and the name and address of any beneficial owner on whose behalf the nomination is made, (ii) (A) the number of shares of stock of the Company of each class or series that is beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, swap, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the Company or with a value derived in whole or in part from the value of any class or series of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the Company, (D) any short interest in any security of the Company (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of stock of the Company owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of stock of the Company, (F) any proportionate interest in shares of stock of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of stock of the Company or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (iii) a description of any material relationships, including, without limitation, financial transactions and compensation, between the shareholder and the proposed nominee(s), and (iv) a representation and other appropriate evidence that the shareholder is a holder of record of shares of stock of the Company entitled to vote for the election of directors, will continue to be a holder of record of shares of stock entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.
(c) Notwithstanding anything in these Bylaws to the contrary, no shareholder-sponsored nominees shall be eligible for election as a director of the Company except in accordance with the procedures set forth in this Section 14. The presiding officer of the meeting shall, if the facts warrant, determine that the nomination(s) were not properly brought before the meeting in accordance with the procedures described in this Section 14 and, if the presiding officer should so determine, the presiding officer shall so declare to the meeting, and the defective nomination(s) shall be disregarded.
15. The Board may elect or appoint from its members a Chairman of the Board who shall preside at all meetings of the Board attended by the Chairman, and shall perform such other duties as the Board may from time to time determine.
16. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directly required to be exercised or done by the shareholders.

MEETINGS OF THE BOARD
17. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.
18. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer on twenty-four (24) hours’ notice to each director, either personally or by telegram or facsimile, telephone, electronic mail, electronic posting, any other form of electronic communication or any other appropriate means of communication, or in the case of notice delivered by mail, on three (3) days’ notice; special meetings shall be called by the Chairman of the Board, or the Chief Executive Officer, or Secretary in like manner and on like notice, on the written request of one (1) or more directors. Notice of any special meeting of the Board shall set forth the date, time and place of the meeting. Notice of any meeting of the Board may be waived by any director either before, at, or after such meeting orally, in a writing signed by such director or by authenticated electronic communication. A director, by his or her attendance at any meeting of the Board, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
19. At all meetings of the Board, a majority of the directors currently holding office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by statute or by the Articles. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.
20. A director of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
21. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the directors. The written action is effective when signed, or consented to by authenticated electronic communication, by all of the directors, unless a different effective time is provided in the written action.

22. A director may participate in a Board meeting by conference telephone or, if authorized by the Board, by any other means of remote communication through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. A meeting may be held by conference among the directors using any means of remote communication through which all directors may participate with each other during the conference. A director so participating in any such meeting is deemed present in person at the meeting.
COMMITTEES
23. The Board may, by resolutions passed by a majority of the directors currently holding office, designate one or more committees, each committee to consist of one (1) or more natural persons, who need not be directors of the Company, which, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board.
24. Unless otherwise provided in the Articles or the resolution of the Board establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee. In these Bylaws, unless the language or context clearly indicates that a different meaning is intended, any reference to a committee is deemed to include a subcommittee, and any reference to a committee member is deemed to include a subcommittee member.
25. The committees shall keep regular minutes of their proceedings and report the same to the Board.
26. The Board may establish a committee composed of one or more independent directors or other independent persons to consider legal rights or remedies of the Company and whether those rights and remedies should be pursued.
27. Sections 17 to 22 shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.
COMPENSATION OF DIRECTORS
28. Directors and members of a committee of the Board may receive such compensation as may be determined from time to time by resolution of the Board.

OFFICERS
29. The Board shall from time to time, elect as officers a Chief Executive Officer and a Chief Financial Officer. The Board may elect, but shall not be required to elect, as officers a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. In addition, the Board may elect such other officers and agents as it may deem necessary. The Chief Executive Officer may also appoint such other officers, other than the Chief Financial Officer, as he or she deems necessary for the operation and management of the Company. The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles, these Bylaws, or as may be determined from time to time by the Board. Any of the offices or functions of those offices may be held by the same person.
30. The officers of the Company shall hold office until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board or by the Chief Executive Officer may be removed at any time by the affirmative vote of a majority of the directors present at any meeting. An officer, other than an officer elected or appointed by the Board, also may be removed by the Chief Executive Officer.
31. If the office of any officer or officers becomes vacant for any reason, the vacancy may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled by the affirmative vote of a majority of the directors present at any meeting. Any such vacancy in an office other than Chief Executive Officer or Chief Financial Officer also may be filled by the Chief Executive Officer.
CHIEF EXECUTIVE OFFICER, PRESIDENT AND VICE PRESIDENTS
32. The Chief Executive Officer shall be the chief executive officer of the Company. Such officer shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board at all meetings of directors; the Chief Executive Officer shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. Such officer shall have general powers and duties of supervision and management usually vested in the office of the Chief Executive Officer of a corporation.
33. The President, if any, and the Vice Presidents, if any, shall perform such duties and exercise such powers as the Board shall prescribe. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer, and, in the absence or disability of both the Chief Executive Officer and the President, the Vice Presidents, in the order of their seniority, shall perform the duties and exercise the powers of the Chief Executive Officer and, if the Company has a President, of the President unless the Board otherwise provides.

SECRETARY AND ASSISTANT SECRETARY
34. The Secretary, if any, unless otherwise determined by the Board, shall attend all sessions of the Board and all meetings of the shareholders and record all votes and minutes of the proceedings in a book to be kept for that purpose, and shall perform like duties for the committees when requested. Such officer shall give or cause to be given notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board, or the Chief Executive Officer or President, under whose supervision such officer shall be.
35. The Assistant Secretaries, if any, in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board shall prescribe.
CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT TREASURERS
36. Unless provided otherwise by a resolution adopted by the Board, the Chief Financial Officer (a) shall keep accurate financial records for the Company; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the Company; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time. The Treasurer, if any, shall perform such duties as may from time to time be assigned by the Board and, in the absence or disability of the Chief Financial Officer, the duties of the Chief Financial Officer shall be assumed by the Treasurer, if any, except to the extent otherwise assigned by the Board.
37. The Assistant Treasurers, if any, in the order of their seniority shall, in the absence or disability of the Chief Financial Officer and Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board shall prescribe.
DUTIES OF OFFICERS MAY BE DELEGATED
38. In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present at any meeting, an officer may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

SHARES
39. Each certificate of shares of the Company shall be numbered and shall be entered in the books of the Company as it is issued. Each such certificate shall exhibit the holder’s name and number of shares, and shall be signed by the Chief Executive Officer, President or Vice President and the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer, but when a certificate is signed by a transfer agent or registrar, the signature of any such officer may be a facsimile, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while serving as an officer, transfer agent or registrar of the Company, the certificate may be issued by the Company, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.
40. Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same, in such manner as the Board may require, and shall, if the directors so require, give the Company a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.
41. The shares of the Company shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares. The Board may determine that some or all of any or all classes and series of the shares of the Company will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the Company.
CHECKS
42. All checks or demands for money and notes of the Company shall be signed by such officer or officers as the Board may from time to time determine.
TRANSFER OF STOCK
43. Shares of the Company may be transferred on the books of the Company only by the holder thereof, in person or by such person’s attorney. In the case of certificated shares, shares shall be transferred only upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, in which case it shall be the duty of the Company to issue or cause to be issued a new certificate to the person entitled thereto and cancel the old certificate.
REGISTERED SHAREHOLDERS
44. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

RECORD DATE
45. The Board may fix, in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date is fixed as aforesaid.
AMENDMENTS
46. The Board is expressly authorized to make Bylaws of the Company and from time to time to adopt, amend or repeal Bylaws so made to the extent and in the manner prescribed in the Minnesota Statutes. The Board shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors constituting the Board or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors. The authority in the Board is subject to the power of the voting shareholders to adopt, change or repeal these Bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose; provided, however, that (a) no amendment concerning change of time or place for election of directors shall be adopted within sixty (60) days before the day on which such election is to be held, and in the case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to the last known post office address at least twenty (20) days before the election is held, and (b) any alteration or amendment either (i) fixing the number of directors or their classifications, qualifications or terms of office, (ii) containing procedures for removing directors or filling vacancies in the Board, or (iii) amending any provision of this Section 46, shall require the affirmative vote of at least eighty percent (80%) of the voting power of the Company entitled to vote thereon.

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